Exhibit (b)

Japan Smaller Capitalization Fund, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act

The undersigned officers of Japan Smaller Capitalization Fund, Inc. (the “Registrant”) do hereby certify that, to the best of each such officer’s knowledge:

1.	The Form N-CSR of the Registrant for the period ended February 28, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 29, 2022	/s/ Yuichi Nomoto
Yuichi Nomoto Principal Executive Officer

Date: April 29, 2022	/s/ Amy J. Robles
Amy J. Robles Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Registrant and will be retained by Registrant and furnished to the Securities and Exchange Commission or its staff upon request.